Exhibit 16.1

December 1, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Precious Investments, Inc. Form 8-K dated November 30, 2015 and agree with the statements made therein as they relate to Thayer O’Neal Company, LLC.

Yours Truly

/s/ Thayer O’Neal Company, LLC
Sugar Land, Texas